UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	RGS	The Nasdaq Global Market
Rights to Purchase Series A Junior Participating Preferred Stock, $0.05 par value	RGS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2026, Regis Corporation (the "Company") determined that Jamie Suarez, the Company’s Executive Vice President, Company Operations, would no longer serve in his officer role effective at the end of the day on October 30, 2026 and his employment will terminate at the end of the day on November 22, 2026 under circumstances entitling him to severance benefits under the Company’s amended and restated senior executive severance policy, which benefits are subject to a release of claims and other covenants set forth in the policy.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 28, 2026, the Company held its Annual Meeting of Shareholders (the "Annual Meeting"). The proposals voted on are described in detail in the Proxy Statement for the Annual Meeting.

1.     Election of Directors. The results of the vote on the election of directors were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Vote

Andrew Alfano	679,755	759,046	17,451	592,063
Lockie Andrews	353,693	1,085,118	17,441	592,063
Nancy Benacci	355,843	1,082,977	17,432	592,063
William Charters	1,415,415	36,005	4,832	592,063
Susan Lintonsmith	540,911	912,785	2,556	592,063
Michael Mansbach	355,875	1,082,840	17,537	592,063

Under the Company’s majority voting policy, a director nominee must tender a conditional offer of resignation subject to acceptance or rejection by the Company’s board of directors in the event the director does not receive a majority of votes cast for his or her election. As a result, Mr. Alfano, Ms. Andrews, Ms. Benacci, Ms. Lintonsmith and Mr. Mansbach offered to tender their resignations from the board of directors, with the effectiveness of such offered resignation conditioned upon the board of directors’ acceptance thereof. The board of directors will then decide whether each offered resignation should be accepted or rejected, or whether other actions should be taken. The board of directors will publicly announce its decision and rationale regarding the offered resignations within 90 days after the election results have been certified. As provided in the majority voting policy, each director who did not receive a majority vote will not participate in the decision of the board of directors with respect to his or her resignation, but all directors’ service will otherwise continue pending the outcome of those decisions.

The board of directors unanimously recommended to shareholders all proposals, and leading proxy advisory firms recommended in favor of the election of all director nominees and the Company’s say-on-pay vote. Accordingly, the Company, in an effort being led by the newly appointed Board Chair, Mr. Alfano, is engaging with its shareholders to better understand the reasons for shareholders’ voting decisions that will inform the board’s decision regarding the offered resignations.

2.    Say-on-Pay Proposal. The results of the advisory vote on the compensation of the Company’s named executive officers (say-on-pay vote) were as follows:

For	422,593
Against	956,752
Abstain	76,907
Broker Non-Votes	592,063

3.    Ratification of Appointment of Independent Registered Public Accounting Firm. The results of the vote on the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm were as follows:

For	1,950,309
Against	67,891
Abstain	30,115

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: November 3, 2026	By:	/s/ Kersten D. Zupfer
Kersten D. Zupfer
Executive Vice President and Chief Financial Officer